UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2020

LAS VEGAS XPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-218746	88-0203182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite # 200

Henderson, NV 89052

(Address of principal executive offices) (zip code)

561-926-3083

(Registrant’s telephone number, including area code)

Copies to:

Joseph Cosio-Barron

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

415-990-8141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 27, 2020, the Board of Directors of Las Vegas Xpress, Inc. (the “Company”) has approved the appointment of Joseph Cosio-Barron as its Director of the Board. The action was taken in best interest of the Company and its stockholders.

 Albert Koenigsberg President/CEO Las Vegas Xpress, Inc.: “over the past few months each of the LVXI directors have had the opportunity to work with Mr. Cosio-Barron. We unanimously agreed that his appointment to the Las Vrgas Xpress, Inc. BOD is in the best interest of the Company and its shareholders. We also understand that many of the existing LVXI shareholders will not understand our decision but based upon his efforts, transparency, and past proven abilities he brings great value to the Las Vegas Xpress, inc. management team as well stays within the terms of our agreement with LVXI”.

Joseph A. Cosio-Barron is an accomplished professional with many years’ experience working within the intricacies of people management and regulatory legal compliance to ensure the viability of publicly held corporations listed on the stock exchanges.

From 2016 to 2019, Mr. Cosio-Barron served as President of Las Vegas Xpress, Inc., which provided passenger rail excursions in the U.S.  From 2007 to 2016, Mr. Cosio-Barron served as Executive Vice President of Las Vegas Railway Express, Inc., which also provided passenger rail excursions in the U.S. From 2004 to 2007, Mr. Cosio-Barron served as President of Shearson Home Loans, a $1.3 billion national mortgage bank with 237 offices in 33 states and 1,450 employees.  From 2002 to 2004, Mr. Cosio-Barron co-founded Liberty Capital, a $100 million asset management company based in Las Vegas, Nevada.  From 1996 to 2002, Mr. Cosio-Barron served as the Managing Partner and President of CBS Consultants, Inc., a California Corporation which was a financial firm offering highly specialized services in development and lending for hotels, resorts, and casinos to include regulatory legal compliance. From 1991 to 1996, Mr. Cosio-Barron served as the Executive Vice President of Finet Holdings Corporation, a Delaware Corporation. As Executive Vice President, he was entirely responsible for the coordination of all regulatory legal compliance and the management of the sales of the staff for all the branch offices. From 1980 to 1990, Mr. Cosio-Barron served as President of Terra West Construction, a company, which he founded which in addition to building single-family subdivisions, strip, centers, duplex and four-plex units also developed syndications and formed limited partnerships for large-scale developments throughout California. From 1973 to 1980, Mr. Cosio-Barron served as Senior Vice-President of Multi-Financial Corporation, a California Corporation which was a real estate investment firm that both owned and managed commercial, retail, and residential income properties in Northern California.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description

10.1	Corporate resolution of the Board of Directors of Las Vegas Xpress, Inc.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS XPRESS, INC.

Date: July 31, 2020	By:	/s/ Albert Koenigsberg
Name: Albert Koenigsberg
Title: Chief Executive Officer

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